EXHIBIT 99.1

Steelcase Reports Second Quarter Fiscal 2010 Results

Results Reflect Significant COLI Gains and Continued Cost Containment

GRAND RAPIDS, Mich., Sept. 24, 2009 (GLOBE NEWSWIRE) -- September 24, 2009--Steelcase Inc. (NYSE:SCS) today reported break-even net income for the second quarter of fiscal 2010, in line with estimates the company communicated last quarter. Current quarter results included a $12.4 million benefit associated with increases in the cash surrender value of company-owned life insurance policies (COLI). The company reported net income of $31.4 million, or $0.23 per share, in the second quarter of fiscal 2009.

Second quarter revenue of $578.1 million represented a decline of 35.9 percent compared to $901.8 million in the prior year quarter, which was the highest quarterly revenue in more than 5 years. Revenue comparisons were negatively impacted by approximately $(23) million of unfavorable currency translation effects compared to the prior year and $(5) million from divestitures completed within the last twelve months. Revenue declines occurred broadly across most geographic markets, customer segments and product categories.

Cost of sales increased to 69.8 percent of sales in the quarter from 68.9 percent in the prior year, primarily due to lower absorption of fixed costs associated with the revenue decline. The increase in cost of sales over the prior year was partially offset by benefits from prior restructuring activities and cost control efforts, lower commodity costs, increases in COLI cash surrender value and reductions in employee compensation costs.

Operating expenses fell $66.9 million to $158.6 million, or 27.4 percent of revenue, from $225.5 million, or 25.0 percent of revenue, in the prior year. The decrease in absolute dollars was primarily driven by benefits from prior restructuring activities and cost control efforts, reduced employee compensation costs, favorable currency translation effects and increases in COLI cash surrender value.

"Amid the volatility, demand levels appear to be stabilizing in advance of a potential broader economic recovery," said James P. Hackett, president and CEO. "Our employees have remained diligent in reducing and deferring spending while staying focused on executing our growth strategies."

The current quarter operating loss of $(1.0) million compares with operating income of $46.0 million in the prior year. Operating income excluding restructuring costs was $16.4 million compared to $55.0 million in the prior year. Current quarter restructuring costs relating to workforce reductions and facility consolidations totaled $(17.4) million and were significantly higher than company estimates, largely due to the earlier than anticipated completion of negotiations related to International workforce reductions. Restructuring costs were $(9.0) million in the prior year.

The income tax benefit recorded in the quarter approximated the loss before income taxes. The resulting effective tax rate of 100 percent was driven in large part by significant non-taxable income from COLI.

Cash and short-term investments increased to $142.0 million compared to $118.5 at the end of the first quarter driven by the financing of existing corporate aircraft, which increased cash and long-term debt by $47 million in the second quarter. Total debt at the end of the quarter was approximately $302 million.

"We are pleased to report positive operating income, excluding restructuring costs, despite a $324 million decline in revenue compared to the prior year," said David C. Sylvester, vice president and CFO. "Since the start of this downturn, we have taken both permanent and temporary actions to reduce our annualized operating costs by approximately $140 million. Based on the success we have had in reducing costs, we believe we can achieve break-even or better operating income for the full fiscal year (excluding restructuring costs and year to date excess COLI income of approximately $26 million), provided revenue does not decline greater than 27 percent compared to fiscal 2009."

Outlook

The company expects third quarter fiscal 2010 revenue to approximate $600 million, compared to $811.3 million in the prior year, which marked the beginning of the current downturn in our industry. The revenue estimate includes an assumption of approximately $9 million of favorable currency translation effects as compared to the prior year.

Steelcase expects to report modestly positive operating income (excluding an estimated $(5) million of restructuring costs) and approximately break-even net income for the third quarter of fiscal 2010. The net income estimate is based on an estimated effective tax rate similar to the first and second quarters, which is subject to changes in COLI income or other operating results. The company reported approximately break-even earnings in the third quarter of fiscal 2009, which included a $(27.5) million pre-tax charge related to a decrease in the cash surrender value of COLI and $(4.7) million of pre-tax restructuring costs.

Total pre-tax restructuring costs for the full fiscal year are now expected to approximate $30 million.

Mr. Hackett concluded, "Throughout this economic crisis, we have focused on providing value to our customers while preparing to participate fully in the eventual recovery. The number of customer and designer visits to Grand Rapids has held steady this year, helping us gain traction with our new products and related insights. We are well positioned for growth when our industry begins to recover."

 Business Segment Results
 (in millions)

                     (Unaudited)                (Unaudited)
                  Three Months Ended         Six Months Ended
                  Aug. 28, Aug. 29,          Aug. 28, Aug. 29,
                  -------- --------          -------- --------
                    2009     2008   %Change    2009     2008   %Change
                    ----     ----   -------    ----     ----   -------

 Revenue
 North America(1) $  323.0 $  499.7  (35.4%) $  616.9 $  930.4  (33.7%)
 International(2)    147.1    253.2  (41.9%)    299.2    506.0  (40.9%)
 Other(3)            108.0    148.9  (27.5%)    207.7    281.1  (26.1%)
                  -------- --------          -------- --------
  Consolidated
   Revenue        $  578.1 $  901.8  (35.9%) $1,123.8 $1,717.5  (34.6%)
                  ======== ========          ======== ========

 Operating
  Income
  (Loss)

 North America    $   27.3 $   40.1          $   40.0 $   74.4
 International       (19.1)    12.9             (25.4)    25.3
 Other                (4.0)     1.4             (10.9)    (2.8)
 Corporate(4)         (5.2)    (8.4)             (9.9)   (14.1)
                  -------- --------          -------- --------
  Consolidated
   Operating
   Income
   (Loss)         $   (1.0)$   46.0          $   (6.2)$   82.8
                  ======== ========          ======== ========

 Operating
  Income
  (Loss)
  Percent            (0.2%)     5.1%            (0.6%)     4.8%

 Business Segment Footnotes

 1. The North America segment serves customers in the U.S. and Canada mainly through independent dealers. The North America segment includes furniture, interior architecture, technology and
    healthcare environment solutions under the Steelcase, Turnstone,
    Details and Nurture by Steelcase brands.
 2. The International segment serves customers outside of the U.S. and
    Canada primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
 3. The Other category includes the Coalesse Group, PolyVision and
    IDEO. The Coalesse Group consists of the Coalesse brand and
    Designtex. Coalesse is a premium furnishings brand that serves the markets of executive office, conference, lounge, teaming
    environments and more residential live/work solutions.
 4. Corporate expenses include the executive function and portions of shared services functions such as human resources, finance, legal, research and development and corporate facilities.

 Steelcase Inc.
                                           (Unaudited)
                                        Three Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Revenue                    $   578.1      100.0% $   901.8      100.0%
 Cost of sales                  403.1       69.8      621.3       68.9
 Restructuring costs             10.0        1.7        8.7        1.0
                            ---------  ---------  ---------  ---------
  Gross profit                  165.0       28.5      271.8       30.1
 Operating expenses             158.6       27.4      225.5       25.0
 Restructuring costs              7.4        1.3        0.3         --
                            ---------  ---------  ---------  ---------
  Operating (loss) income   $    (1.0)     (0.2%) $    46.0       5.1%
                            =========  =========  =========  =========

 Gross profit, as reported  $   165.0       28.5% $   271.8       30.1%
 Restructuring costs             10.0        1.7        8.7        1.0
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs       $   175.0       30.2% $   280.5       31.1%
                            =========  =========  =========  =========

 Operating (loss) income,
  as reported               $    (1.0)     (0.2%) $    46.0        5.1%
 Restructuring costs             17.4        3.0        9.0        1.0
                            ---------  ---------  ---------  ---------
 Operating income,
  excluding
  restructuring costs       $    16.4        2.8% $    55.0        6.1%
                            =========  =========  =========  =========

                                            (Unaudited)
                                         Six Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Revenue                    $ 1,123.8      100.0% $ 1,717.5      100.0%
 Cost of sales                  790.2       70.3    1,172.3       68.2
 Restructuring costs             13.1        1.2       13.5        0.8
                            ---------  ---------  ---------  ---------
  Gross profit                  320.5       28.5      531.7       31.0
 Operating expenses             319.6       28.5      446.2       26.0
 Restructuring costs              7.1        0.6        2.7        0.2
                            ---------  ---------  ---------  ---------
  Operating (loss) income   $    (6.2)     (0.6%) $    82.8        4.8%
                            =========  =========  =========  =========

 Gross profit, as reported  $   320.5       28.5% $   531.7       31.0%
 Restructuring costs             13.1        1.2       13.5        0.8
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs
                            $   333.6       29.7% $   545.2       31.8%
                            =========  =========  =========  =========

 Operating (loss) income,
  as reported               $    (6.2)     (0.6%) $    82.8        4.8%
 Restructuring costs             20.2        1.8       16.2        1.0
                            ---------  ---------  ---------  ---------
 Operating income,
  excluding restructuring
  costs                     $    14.0       1.2%  $    99.0        5.8%
                            =========  =========  =========  =========

 North America
                                           (Unaudited)
                                        Three Months Ended
                              August 28, 2009        August 29, 2008
                            --------------------  --------------------

 Revenue                    $   323.0      100.0% $   499.7      100.0%
 Cost of sales                  223.1       69.1      349.3       69.9
 Restructuring costs              1.4        0.4        5.1        1.0
                            ---------  ---------  ---------  ---------
  Gross profit                   98.5       30.5      145.3       29.1
 Operating expenses              67.4       20.8      104.6       21.0
 Restructuring costs              3.8        1.2        0.6        0.1
                            ---------  ---------  ---------  ---------
  Operating income          $    27.3        8.5% $    40.1        8.0%
                            =========  =========  =========  =========

 Gross profit, as reported  $    98.5       30.5% $   145.3       29.1%
 Restructuring costs              1.4        0.4        5.1        1.0
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs
                            $    99.9       30.9% $   150.4       30.1%
                            =========  =========  =========  =========

 Operating income, as
  reported                  $    27.3        8.5% $    40.1        8.0%
 Restructuring costs              5.2        1.6        5.7        1.1
                            ---------  ---------  ---------  ---------
 Operating income, excluding
  restructuring costs       $    32.5       10.1% $    45.8        9.1%
                            =========  =========  =========  =========

                                            (Unaudited)
                                         Six Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Revenue                    $   616.9      100.0% $   930.4      100.0%
 Cost of sales                  430.6       69.8      643.0       69.1
 Restructuring costs              4.0        0.6        7.9        0.9
                            ---------  ---------  ---------  ---------
  Gross profit                  182.3       29.6      279.5       30.0
 Operating expenses             139.5       22.6      203.7       21.9
 Restructuring costs              2.8        0.5        1.4        0.1
                            ---------  ---------  ---------  ---------
  Operating income          $    40.0       6.5%  $    74.4        8.0%
                            =========  =========  =========  =========

 Gross profit, as reported  $   182.3       29.6% $   279.5       30.0%
 Restructuring costs              4.0        0.6        7.9        0.9
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs       $   186.3       30.2% $   287.4       30.9%
                            =========  =========  =========  =========

 Operating income, as
  reported                  $    40.0        6.5% $    74.4        8.0%
 Restructuring costs              6.8        1.1        9.3        1.0
                            ---------  ---------  ---------  ---------
 Operating income, excluding
   restructuring costs      $    46.8        7.6% $    83.7        9.0%
                            =========  =========  =========  =========

 International

                                             (Unaudited)
                                        Three Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Revenue                    $   147.1      100.0% $   253.2      100.0%
 Cost of sales                  106.0       72.1      174.6       69.0
 Restructuring costs              6.8        4.6         --         --
                            ---------  ---------  ---------  ---------
  Gross profit                   34.3       23.3       78.6       31.0
 Operating expenses              51.3       34.9       65.7       25.9
 Restructuring costs              2.1        1.4         --         --
                            ---------  ---------  ---------  ---------
  Operating (loss) income   $   (19.1)    (13.0%) $    12.9        5.1%
                            =========  =========  =========  =========

 Gross profit, as reported  $    34.3       23.3% $    78.6       31.0%
 Restructuring costs              6.8        4.6         --         --
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs       $    41.1       27.9% $    78.6       31.0%
                            =========  =========  =========  =========

 Operating (loss) income,
  as reported               $   (19.1)    (13.0%) $    12.9        5.1%
 Restructuring costs              8.9        6.0         --         --
                            ---------  ---------  ---------  ---------
 Operating (loss) income,
  excluding restructuring
  costs                     $   (10.2)     (7.0%) $    12.9        5.1%
                            =========  =========  =========  =========

                                            (Unaudited)
                                         Six Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Revenue                    $   299.2      100.0% $   506.0      100.0%
 Cost of sales                  214.1       71.6      345.2       68.2
 Restructuring costs              7.0        2.3       (0.4)      (0.1)
                            ---------  ---------  ---------  ---------
  Gross profit                   78.1       26.1      161.2       31.9
 Operating expenses             101.2       33.8      135.2       26.7
 Restructuring costs              2.3        0.8        0.7        0.2
                            ---------  ---------  ---------  ---------
  Operating (loss) income   $   (25.4)     (8.5%) $    25.3        5.0%
                            =========  =========  =========  =========

 Gross profit, as reported  $    78.1       26.1% $   161.2       31.9%
 Restructuring costs              7.0        2.3       (0.4)      (0.1)
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs       $    85.1      28.4%  $   160.8       31.8%
                            =========  =========  =========  =========

 Operating (loss) income,
  as reported               $   (25.4)     (8.5%) $    25.3        5.0%
 Restructuring costs              9.3        3.1        0.3        0.1
                            ---------  ---------  ---------  ---------
 Operating (loss) income,
  excluding restructuring
  costs                     $   (16.1)     (5.4%) $    25.6        5.1%
                            =========  =========  =========  =========

 Other
                                              (Unaudited)
                                        Three Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Revenue                    $   108.0      100.0% $   148.9      100.0%
 Cost of sales                   74.0       68.5       97.4       65.4
 Restructuring costs              1.8        1.7        3.6        2.4
                            ---------  ---------  ---------  ---------
  Gross profit                   32.2       29.8       47.9       32.2
 Operating expenses              34.7       32.1       46.8       31.5
 Restructuring costs              1.5        1.4       (0.3)      (0.2)
                            ---------  ---------  ---------  ---------
  Operating (loss) income   $    (4.0)     (3.7%) $     1.4        0.9%
                            =========  =========  =========  =========

 Gross profit, as reported  $    32.2       29.8% $    47.9       32.2%
 Restructuring costs              1.8        1.7        3.6        2.4
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs       $    34.0       31.5% $    51.5       34.6%
                            =========  =========  =========  =========

 Operating (loss) income,
  as reported               $    (4.0)     (3.7%) $     1.4        0.9%
 Restructuring costs              3.3        3.1        3.3        2.2
                            ---------  ---------  ---------  ---------
 Operating (loss) income,
  excluding restructuring
  costs                     $    (0.7)     (0.6%) $     4.7        3.1%
                            =========  =========  =========  =========

                                            (Unaudited)
                                         Six Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Revenue                    $   207.7      100.0% $   281.1      100.0%
 Cost of sales                  145.5       70.1      184.1       65.5
 Restructuring costs              2.1        1.0        6.0        2.1
                            ---------  ---------  ---------  ---------
  Gross profit                   60.1       28.9       91.0       32.4
 Operating expenses              69.0       33.2       93.2       33.2
 Restructuring costs              2.0        0.9        0.6        0.2
                            ---------  ---------  ---------  ---------
  Operating (loss) income   $   (10.9)     (5.2%) $    (2.8)     (1.0%)
                            =========  =========  =========  =========

 Gross profit, as reported  $    60.1       28.9% $    91.0       32.4%
 Restructuring costs              2.1        1.0        6.0        2.1
                            ---------  ---------  ---------  ---------
 Gross profit, excluding
  restructuring costs       $    62.2       29.9% $    97.0       34.5%
                            =========  =========  =========  =========

 Operating (loss) income,
  as reported               $   (10.9)     (5.2%) $    (2.8)     (1.0%)
 Restructuring costs              4.1        1.9        6.6        2.3
                            ---------  ---------  ---------  ---------
 Operating (loss) income,
  excluding restructuring
  costs                     $    (6.8)     (3.3%) $     3.8        1.3%
                            =========  =========  =========  =========

 Corporate                                 (Unaudited)
                                        Three Months Ended
                               August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Operating expenses         $     5.2             $     8.4
                            =========             =========

                                          (Unaudited)
                                      Six Months Ended
                              August 28, 2009       August 29, 2008
                            --------------------  --------------------

 Operating expenses         $     9.9             $    14.1
                            =========             =========

Webcast

Steelcase will discuss second quarter fiscal 2010 results and its business outlook on a conference call and webcast at 11:00 a.m. EDT today. Links to the webcast are available at ir.steelcase.com. Supporting presentation slides will be available on the company's website concurrent with the distribution of the earnings release.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: second quarter and six months year-to-date gross profit, excluding restructuring costs for the current and prior year in dollars and as a percentage of revenue, and second quarter and six months year-to-date operating income, excluding restructuring costs, for the current and prior year in dollars and as a percentage of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase Inc. helps create great experiences -- wherever work happens. Our brands offer a comprehensive portfolio of workplace furnishings, products and services, inspired by nearly 100 years of insight gained serving the world's leading organizations. We are globally accessible through a network of channels, including over 650 dealers. We design for social, economic and environmental sustainability. Steelcase is a global, publicly traded company leading our industry with fiscal 2009 revenue of approximately $3.2 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4484

                            STEELCASE INC.
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                 (in millions, except per share data)

                             Three Months Ended     Six Months Ended
                             Aug. 28,   Aug. 29,   Aug. 28,   Aug. 29,
                             --------   --------   --------   --------
                               2009       2008       2009       2008
                               ----       ----       ----       ----

 Revenue                    $   578.1  $   901.8  $ 1,123.8  $ 1,717.5
 Cost of sales                  403.1      621.3      790.2    1,172.3
 Restructuring costs             10.0        8.7       13.1       13.5
                            ---------  ---------  ---------  ---------
   Gross profit                 165.0      271.8      320.5      531.7
 Operating expenses             158.6      225.5      319.6      446.2
 Restructuring costs              7.4        0.3        7.1        2.7
                            ---------  ---------  ---------  ---------
   Operating (loss) income       (1.0)      46.0       (6.2)      82.8
 Interest expense                (4.6)      (4.3)      (9.0)      (8.6)
 Other income, net                0.2        4.3        1.9        5.8
                            ---------  ---------  ---------  ---------
   Income (loss)
    before income taxes          (5.4)      46.0      (13.3)      80.0
 Income tax (benefit)
  expense                        (5.4)      14.6      (13.3)      26.4
                            ---------  ---------  ---------  ---------
   Net income               $      --  $    31.4  $      --  $    53.6
                            =========  =========  =========  =========

 Basic and diluted
  per share data:
   Basic earnings per share $      --  $    0.23  $      --  $    0.40
                            =========  =========  =========  =========
   Diluted earnings per
    share                   $      --  $    0.23  $      --  $    0.39
                            =========  =========  =========  =========
 Dividends declared and
  paid per common share     $    0.04  $    0.15  $    0.12  $    0.30
                            =========  =========  =========  =========
 Weighted average shares
  outstanding - basic           132.8      134.5      133.1      135.2
                            =========  =========  =========  =========
 Weighted average shares
  outstanding - diluted         132.8      134.6      133.1      135.4
                            =========  =========  =========  =========

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                             (in millions)

                                                 (Unaudited)
                                                   Aug. 28,   Feb. 27,
                                                   --------   --------
            ASSETS                                   2009       2009
                                                     ----       ----
 Current assets:
   Cash and cash equivalents                        $  74.7  $   117.6
   Short-term investments                              67.3       76.0
   Accounts receivable, net                           263.7      280.3
   Inventories                                        124.1      129.9
   Other current assets                               128.0      147.6
                                                  ---------  ---------
       Total current assets                           657.8      751.4
                                                  ---------  ---------

 Property and equipment, net                          443.7      433.3
 Company-owned life insurance                         201.8      171.6
 Goodwill and other intangible assets, net            213.8      210.7
 Other assets                                         182.7      183.0
                                                  ---------  ---------
       Total assets                               $ 1,699.8  $ 1,750.0
                                                  =========  =========

  LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                               $   156.2  $   174.6
   Short-term borrowings and current portion
    of long-term debt                                   7.5        4.9
   Accrued expenses:
     Employee compensation                            107.7      141.8
     Employee benefit plan obligations                 17.1       38.0
     Other                                            155.4      160.3
                                                  ---------  ---------
       Total current liabilities                      443.9      519.6
                                                  ---------  ---------

 Long-term liabilities:
   Long-term debt less current maturities             294.9      250.8
   Employee benefit plan obligations                  165.8      164.4
   Other long-term liabilities                         63.9       82.4
                                                  ---------  ---------
       Total long-term liabilities                    524.6      497.6
                                                  ---------  ---------
       Total liabilities                              968.5    1,017.2
                                                  ---------  ---------

 Shareholders' equity:
   Common stock                                        55.1       59.8
   Additional paid in capital                           8.6        4.7
   Accumulated other comprehensive loss                (7.1)     (22.5)
   Retained earnings                                  674.7      690.8
                                                  ---------  ---------
       Total shareholders' equity                     731.3      732.8
                                                  ---------  ---------

       Total liabilities and shareholders' equity $ 1,699.8  $ 1,750.0
                                                  =========  =========

        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
                              (in millions)

                                                    Six Months Ended
                                                   Aug. 28,   Aug. 29,
                                                   --------   --------
                                                     2009       2008
                                                     ----       ----

 OPERATING ACTIVITIES
 Net income                                       $      --  $    53.6
 Depreciation and amortization                         36.6       45.3
 Changes in operating assets and liabilities         (115.4)    (146.9)
 Other, net                                             8.5       14.1

                                                  ---------  ---------
 Net cash used in operating activities                (70.3)     (33.9)
                                                  ---------  ---------

 INVESTING ACTIVITIES
 Capital expenditures                                 (16.6)     (44.9)
 Changes in investments, net                           12.7       (0.9)
 Proceeds from the disposal of fixed assets             4.6        4.0
 Business divestitures                                   --       15.8
 Other, net                                            (0.5)      10.1

                                                  ---------  ---------
 Net cash provided by (used in) investing
  activities                                            0.2      (15.9)
                                                  ---------  ---------

 FINANCING ACTIVITIES
 Borrowings of long-term debt                          47.0         --
 Dividends paid                                       (16.1)     (40.5)
 Common stock repurchases                              (4.3)     (54.2)
 Other, net                                            (1.2)       3.3

                                                  ---------  ---------
 Net cash provided by (used in) financing
  activities                                           25.4      (91.4)
                                                  ---------  ---------

 Effect of exchange rate changes on cash and
  cash equivalents                                      1.8       (1.9)
                                                  ---------  ---------

 Net decrease in cash and cash equivalents            (42.9)    (143.1)
 Cash and cash equivalents, beginning of period       117.6      213.9
                                                  ---------  ---------
 Cash and cash equivalents, end of period         $    74.7  $    70.8
                                                  =========  =========

CONTACT:  Steelcase Inc.
          Investor Contact:
          Raj Mehan, Investor Relations
            (616) 698-4734
          Media Contact:
          Jeanine Holquist, Public Relations
            (616) 698-3765